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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3, No. 333-       ) and related Prospectus of
Advanced Lighting Technologies, Inc. and ADLT Trust I, for the registration of $300,000,000 of securities and to the incorporation by reference therein of our report dated September 25, 1997, (except earnings per share amounts and Notes J, O and U, as to which the date is March 30, 1998), with respect to the consolidated financial statements of Advanced Lighting Technologies, Inc. for the year ended June 30, 1997 included in its Current Report on Form 8-K dated July 7, 1998, and to the incorporation by reference therein of our report dated December 19, 1997 with respect to the financial statements of Ruud Lighting, Inc. for the year ended November 30, 1997 included in the Current Report on Form 8-K of Advanced Lighting Technologies, Inc. dated January 14, 1998, both as filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP








Cleveland, Ohio
July 6, 1998